Centrue Financial Corporation Announces First Quarter Earnings

OTTAWA, IL -- 04/20/2007 -- Centrue Financial Corporation (NASDAQ: TRUE) today reported net income for the first quarter ended March 31, 2007 of $1,899,000 or $0.28 per diluted share as compared to net income of $1,646,000 or $0.42 per diluted share earned in the same period of 2006. During this period, results included the first full quarter of operations following the November 2006 merger.

Income from continuing operations for the first quarter 2007 equaled $1,899,000 or $0.28 per diluted share as compared to income from continuing operations of $1,674,000 or $0.43 per diluted share for 2006. This represents an increase of 13.4% in net income and a decrease of 34.9% in diluted per share earnings. First quarter 2006 results included a net loss of ($28,000) or ($0.01) per diluted share for discontinued operations related to the September 2006 sale of the Company's insurance unit.

In addition, first quarter 2006 results included a negative provision of $800,000 to the allowance for loan losses. This action was largely based on the pay-off of one $4,400,000 loan relationship that was classified as impaired as of 2005 with a specific reserve allocation of $1,500,000. Excluding the reversal to the provision for loan losses, net of taxes, net income for the first quarter of 2006 would have equaled $1,156,000 or $0.29 per diluted share.

"Despite ongoing integration and conversion activities, the Company achieved earnings per share of $0.28 compared to $0.29 for the prior period (excluding the 2006 loan loss provision reversal). However, going forward, we will not be satisfied with merely sustaining comparable period results," remarked President and Chief Executive Officer Thomas A. Daiber. "With the majority of our systems conversions slated for completion in the third quarter, our cost structure continues to be a top priority, and we remain committed to achieve the projected merger cost savings of $4 million. We have also been cognizant to not let merger activities delay our revenue generating efforts, as evidenced by the 15% annualized growth within the loan portfolio and the 12% annualized growth in deposits. Although we are extremely pleased with this growth, our net interest margin will likely remain under pressure throughout 2007 largely due to the flat yield curve."

First Quarter 2007 Highlights:

--  The loan portfolio increased $31,585,000 or 3.8% since year-end largely due to growth experienced in the St. Louis loan production office.

--  Deposits increased $30,687,000 or 3.0% since year-end largely due to growth in interest bearing deposit accounts.

--  The Company did not record a provision for loan losses due to higher than anticipated recoveries, loans that were charged off which had previously established specific allocations, and a decrease in action list loans since year-end.

--  The net interest margin decreased 15 basis points to 3.35% as compared to the same period in 2006 largely due to the inverted yield curve and competitive pressures in pricing loans and deposits.

--  Noninterest expense for the first quarter of 2007 was $9,948,000.
    This was a $747,000 or 7.0% decrease in comparison to the same period 2006 pro forma combined companies. In the first quarter of 2006, the former
    UnionBancorp, Inc. reported $5,334,000 (adjusted for discontinued
    operations) while the former Centrue Financial reported $5,360,000 for a combined total of $10,694,000.

--  The Company opened a full service branch in Belleville, Illinois expanding its geographic footprint in the St Louis Metro East market.

--  The Company paid a $0.12 quarterly cash dividend on common stock.
    This marks the 86th consecutive quarter of dividends paid to stockholders.
Net Interest Margin

The net interest margin for the first quarter of 2007 was reported at 3.35% as compared to 3.50% for the same period in 2006. The decrease in the net interest margin was primarily a result of deposit and borrowing rates increasing more rapidly than yields earned on loan and investments. Tax-equivalent net interest income increased to $9,573,000 for the first quarter 2007 as compared to $5,314,000 earned in the same period of 2006. The improvement in net interest income was largely related to an increase in earning assets from the former Centrue's loan and investment portfolios. This was offset by increases in deposit balances and a shift in the mix of funding liabilities from lower costing non-interest bearing deposits to higher costing time deposits. The inverted yield curve and intense competition in pricing loans and deposits is likely to maintain pressure on the margin throughout 2007.

Noninterest Income and Expense

Total noninterest income for the first quarter of 2007 was $3,254,000 as compared to $1,465,000 reported in the same period in 2006. The growth experienced was primarily the result of improvements in service charges on deposit accounts, fees received on items drawn on customer accounts with insufficient funds, revenue generated from the mortgage banking division, and electronic banking card based fees (included in other income). Nearly all of the increase was related to revenue generated from deposit growth associated with the merger.

Total noninterest expense levels were $9,948,000, up from $4,993,000 recorded during the same period in 2006. The increase was reported across all categories and predominantly due to higher costs associated with operating 21 additional branches resulting from the merger. Also adversely impacting expense levels was core deposit amortization and accelerated depreciation expense for assets being phased out.

Asset Quality

Nonperforming loans at March 31, 2007 totaled $9,416,000, down 20% as compared to $11,759,000 reported at December 31, 2006. The level of nonperforming loans to end of period loans totaled 1.08% as of March 31, 2007 compared to 1.40% as of December 31, 2006. The reserve coverage ratio (allowance to nonperforming loans) was reported at 112.65% as of March 31, 2007 as compared to 92.14% as of December 31, 2006. Other real estate increased by $2,126,000 during the quarter largely from the Company taking possession of collateral that had secured a nonperforming commercial real estate loan.

About the Company

Centrue Financial Corporation is a regional financial services company headquartered in Ottawa, Illinois, and devotes special attention to personal service and offers bank, trust, and investment services. The Company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central and Northern Illinois down to the metropolitan St. Louis area.

Centrue Financial Corporation common stock is listed on The NASDAQ Stock Market under the symbol "TRUE." Further information about Centrue Financial Corporation can be found at the Company's website at http://www.centrue.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

--  Unaudited Quarterly Highlights
--  Unaudited Consolidated Balance Sheets
--  Unaudited Consolidated Statements of Income
--  Unaudited Selected Quarterly Consolidated Financial Data

Centrue Financial Corporation
Unaudited Quarterly and Year to Date Highlights
(In Thousands, Except Share Data)

                                               Three Months Ended
                                                    March 31,
                                            ------------------------
                                                2007         2006
                                            -----------  -----------
Operating Highlights
   Net income                               $     1,899  $     1,646
   Income from continuing operations        $     1,899  $     1,674
   Return on average total assets                  0.60%        0.99%
   Return on average stockholders' equity          6.50        10.14
   Net interest margin                             3.35         3.50
   Efficiency ratio                               75.13        74.60
Per Share Data
   Diluted earnings per common share        $      0.28  $      0.42
   Diluted earnings per common
    share for continuing operations         $      0.28  $      0.43
   Diluted earnings per common
     share for discontinued operations      $     (0.00) $     (0.01)
   Book value per common share              $      18.42 $     17.33
   Diluted weighted average common
    shares outstanding                         6,497,614   3,837,708
   Period end common shares outstanding        6,470,840   3,742,651
Stock Performance Data
   Market price:
       Quarter end                          $      19.37 $     21.00
       High                                 $      19.93 $     21.48
       Low                                  $      18.99 $     20.12
   Period end price to book value                   1.05        1.21

Centrue Financial Corporation
Unaudited Consolidated Balance Sheets (In Thousands)

                                              March 31,  December 31,
                                                2007        2006
                                            -----------  -----------
ASSETS
Cash and cash equivalents                   $    48,910  $    40,195
Securities available-for-sale                   289,288      298,692
Loans                                           868,529      836,944
Allowance for loan losses                       (10,607)     (10,835)
                                            -----------  -----------
  Net loans                                     857,922      826,109
Cash surrender value of life insurance           26,145       25,904
Mortgage servicing rights                         3,402        3,510
Premises and equipment, net                      35,375       35,403
Goodwill                                         25,396       25,396
Intangible assets, net                           12,112       12,733
Other real estate                                 4,262        2,136
Other assets                                     16,009       12,947
     Total assets                           $ 1,318,821  $ 1,283,025
                                            ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
  Deposits
     Non-interest bearing                   $   120,578  $   125,585
     Interest-bearing                           936,719      901,025
                                            -----------  -----------
        Total deposits                        1,057,297    1,026,610
  Federal funds purchased and securities
   sold under agreements to repurchase           41,468       36,319
  Advances from the Federal Home Loan Bank       57,738       63,147
  Notes payable                                   8,760        9,015
  Series B mandatory redeemable
   preferred stock                                  831          831
  Subordinated debentures                        20,620       20,620
   Other liabilities                             12,440        8,292
                                            -----------  -----------
     Total liabilities                        1,199,154    1,164,834
                                            -----------  -----------

Stockholders' equity
  Series A convertible preferred stock              500          500
  Common stock                                    7,430        7,412
  Surplus                                        70,713       70,460
  Retained earnings                              53,543       52,469
  Accumulated other comprehensive income            408          235
                                            -----------  -----------
                                                132,594      131,076
  Treasury stock, at cost                       (12,927)     (12,885)
                                            -----------  -----------
     Total stockholders' equity                 119,667      118,191
                                            -----------  -----------
     Total liabilities and
      stockholders' equity                  $ 1,318,821  $ 1,283,025
                                            ===========  ===========

Centrue Financial Corporation
Unaudited Consolidated Statements of Income
(In Thousands, Except Per Share Data)

                                              Three Months Ended
                                                   March 31,
                                            ------------------------
                                               2007         2006
                                            -----------  -----------
Interest income
  Loans                                     $    16,046  $     7,155
  Securities
     Taxable                                      3,290        1,995
     Exempt from federal income taxes               382          216
  Federal funds sold and other                       95           17
                                            -----------  -----------
     Total interest income                       19,813        9,383
Interest expense
  Deposits                                        8,817        3,479
  Federal funds purchased and securities
   sold under agreements to repurchase              410           72
  Advances from the Federal Home Loan Bank          645          482
  Series B mandatory redeemable
   preferred stock                                   86           12
  Subordinated debentures                           374            -
  Notes payable                                     158          154
                                            -----------  -----------
     Total interest expense                      10,490        4,199
                                            -----------  -----------
Net interest income                               9,323        5,185
Provision for loan losses                             -         (800)
                                            -----------  -----------
Net interest income after
   Provision for loan losses                      9,323        5,985
Noninterest income
  Service charges                                 1,583          440
  Trust income                                      229          219
  Mortgage banking income                           434          246
  Brokerage commissions and fees                    126           84
  Bank owned life insurance (BOLI)                  241          140
  Gain on sale of assets                              -            1
  Other income                                      641          335
                                            -----------  -----------
                                                  3,254        1,465
Noninterest expenses
  Salaries and employee benefits                  5,148        3,046
  Occupancy expense, net                            941          539
  Furniture and equipment expense                   695          379
  Marketing                                         192          110
  Supplies and printing                             181           95
  Telephone                                         178          117
  Other real estate owned expense                     3            6
  Amortization of intangible assets                 621           29
  Other expenses                                  1,989          673
                                            -----------  -----------
                                                  9,948        4,993
                                            -----------  -----------

Income from continuing operations
 before income taxes                              2,629        2,457
Income taxes                                        730          783
                                            -----------  -----------
Income from continuing operations
 after income taxes                               1,899        1,674

Centrue Financial Corporation
Unaudited Consolidated Statements of Income
(In Thousands, Except Per Share Data)

                                         Three Months Ended
                                              March 31,
                                          2007         2006
                                        -------     ---------
Discontinued Operations:

Loss from discontinued operations       $     -     $   (48)
Income tax benefit                            -         (20)
                                        -------     -------
Loss on discontinued operations               -         (28)
                                        -------     -------
  Net income                              1,899       1,646
Preferred stock dividends                    52          52
                                        -------     -------
Net income for common stockholders      $ 1,847     $ 1,594
                                        =======     =======

Basic earnings per share for
 continuing operations                  $  0.29     $  0.43
                                        =======     =======
Diluted earnings per share for
 continuing operations                  $  0.28     $  0.43
                                        =======     =======

Basic earnings per share for
 discontinued operations                $  0.00     $ (0.01)
                                        =======     =======
Diluted earnings per share for
 discontinued operations                $  0.00     $ (0.01)
                                        =======     =======

Basic earnings per common share         $  0.29     $  0.42
                                        =======     =======
Diluted earnings per common share       $  0.28     $  0.42
                                        =======     =======

Centrue Financial Corporation
Unaudited Selected Quarterly Consolidated Financial Data
(In Thousands, Except Share Data)

                                                Quarters Ended
                                     -----------  -----------  -----------
                                       03/31/07    12/31/06     09/30/06
                                     -----------  -----------  -----------
                              (Dollars in Thousands, Except Per Share Data)

Statement of Income Data
  Interest income                    $    19,813  $    15,197  $     9,802
  Interest expense                       (10,490)      (7,902)      (4,728)
                                     -----------  -----------  -----------
  Net interest income                      9,323        7,295        5,074
  Provision for loan losses                    -           25         (200)
                                     -----------  -----------  -----------
  Net interest income after provision
   for loan losses                         9,323        7,270        5,274
  Noninterest income                       3,254        2,363        1,481
  Noninterest expense                      9,948        8,372        4,591
                                     -----------  -----------  -----------
  Income before income taxes               2,629        1,261        2,164
  Provision (benefit) for income
   taxes                                     730          162          658
                                     -----------  -----------  -----------
  Income from continuing operations
   (after related taxes)                   1,899        1,099        1,506
  Loss on discontinued operations
   (tax effected)                              -          (88)        (270)
                                     -----------  -----------  -----------
  Net income                         $     1,899  $     1,011  $     1,236
                                     ===========  ===========  ===========
  Net income on common stock         $     1,847  $       960  $     1,184
                                     ===========  ===========  ===========
Per Share Data
  Basic earnings per common share    $      0.29  $      0.18  $      0.32
  Basic earnings per common share
   from continuing operations               0.29         0.20         0.39
  Diluted earnings per common share         0.28         0.18         0.31
  Diluted earnings per common share
   from continuing operations               0.28         0.20         0.38
  Cash dividends on common stock            0.12         0.00         0.12
  Dividend payout ratio for common
   stock                                   41.89%        0.00%       37.91%
  Book value per common share        $     18.42  $     18.23  $     17.85
  Basic weighted average common
   shares outstanding                  6,461,791    5,193,562    3,742,777
  Diluted weighted average common
   shares outstanding                  6,497,614    5,233,655    3,783,075
  Period-end common shares outstanding 6,470,840    6,455,068    3,742,851

Balance Sheet Data
  Securities                         $   289,288  $   298,692  $   182,171
  Loans                                  868,529      836,944      407,015
  Allowance for loan losses               10,607       10,835        6,103
  Assets                               1,318,821    1,283,025      648,851
  Deposits                             1,057,297    1,026,610      526,918
  Stockholders' equity                   119,667      118,191       67,313

Earnings Performance Data
  Return on average total assets            0.60%        0.40%        0.76%
  Return on average stockholders'
   equity                                   6.50         3.60         7.32
  Net interest margin ratio                 3.35         3.32         3.49
  Efficiency ratio (1)                     75.13        84.54        70.23

Asset Quality Ratios
  Nonperforming assets to total end
   of period assets                         1.04%        1.08%        0.63%
  Nonperforming loans to total end
   of period loans                          1.08         1.40         0.79
  Net loan charge-offs to total
   average loans                            0.03         0.01         0.14
  Allowance for loan losses to total
   end of period loans                      1.22         1.29         1.50
  Allowance for loan losses to
   nonperforming loans                    112.65        92.14       189.48

Capital Ratios
  Average equity to average assets          9.15%       10.35%       10.34%
  Total capital to risk adjusted assets    11.66         11.94       13.60
  Tier 1 leverage ratio                     7.99          7.90        9.49

                                       Quarters Ended
                                   ----------  ----------
                                    06/30/06    03/31/06
                                   ----------  ----------
                           (Dollars in Thousands, Except Per Share Data)
Statement of Income Data
  Interest income                  $    9,476  $    9,383
  Interest expense                     (4,523)     (4,199)
                                   ----------  ----------
  Net interest income                   4,953       5,185
  Provision for loan losses              (300)       (800)
                                   ----------  ----------
  Net interest income after
   provision for loan losses            5,253       5,985
  Noninterest income                    1,380       1,465
  Noninterest expense                   4,767       4,993
                                   ----------  ----------
  Income before income taxes            1,866       2,457
  Provision (benefit) for
   income taxes                           543         783
                                   ----------  ----------
  Income from continuing
   operations (after related taxes)     1,323       1,674
  Loss on discontinued operations
   (tax effected)                         (29)        (28)
                                   ----------  ----------
  Net income                       $    1,294  $    1,646
                                   ==========  ==========
  Net income on common stock       $    1,242  $    1,594
                                   ==========  ==========
Per Share Data
  Basic earnings per common share  $     0.31  $     0.42
  Basic earnings per common share
   from continuing operations            0.32        0.43
  Diluted earnings per common
   share                                 0.31        0.42
  Diluted earnings per common
   share from continuing operations      0.31        0.42
  Cash dividends on common stock         0.12        0.12
  Dividend payout ratio for common
   stock                                36.15%      28.17%
  Book value per common share      $    17.31  $    17.33
  Basic weighted average common
   shares outstanding               3,742,716   3,786,559
  Diluted weighted average common
   shares outstanding               3,787,231   3,837,708
  Period-end common shares
   outstanding                      3,742,751   3,742,651

Balance Sheet Data
  Securities                       $  182,914  $  201,295
  Loans                               403,455     406,617
  Allowance for loan losses             6,848       7,506
  Assets                              656,831     661,707
  Deposits                            522,695     530,928
  Stockholders' equity                 65,304      65,369

Earnings Performance Data
  Return on average total assets         0.79%       0.99%
  Return on average
   stockholders' equity                  7.93       10.14
  Net interest margin ratio              3.37        3.50
  Efficiency ratio (1)                  74.80       74.60

Asset Quality Ratios
  Nonperforming assets to total
   end of period assets                  0.64%       0.59%
  Nonperforming loans to total
   end of period loans                   0.70        0.82
  Net loan charge-offs to total
   average loans                         0.09        0.01
  Allowance for loan losses
   to total end of period loans          1.70        1.85
  Allowance for loan losses
   to nonperforming loans              244.05      223.93

Capital Ratios
  Average equity to average assets       9.94%       9.80%
  Total capital to risk
   adjusted assets                      13.69       13.46
  Tier 1 leverage ratio                  9.38        9.18

(1)  Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provisions for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.

Contact:
Thomas A. Daiber
President and Chief Executive Officer
Centrue Financial Corporation
tom.daiber@centrue.com

Kurt R. Stevenson
Senior Executive Vice President, Chief Financial Officer
Centrue Financial Corporation
kurt.stevenson@centrue.com